Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is entered into by and between IRIDEX CORPORATION (defined to include its related organizations, foundations, subsidiaries, predecessors, successors, assigns, affiliates, and their respective officers, employees, ex-employees, and representatives and hereinafter referred as collectively as “IRIDEX” or the “Company”) and David I. Bruce (“Employee”). Employee and IRIDEX are referred to collectively herein as the Parties. This Agreement shall be effective as of the date the revocation period expires, if Employee has not revoked the Agreement (“Effective Date”).

RECITALS

WHEREAS, Employee’s employment with IRIDEX and Insperity PEO Services, L.P. ("Insperity") is terminated on October 4, 2024 (“Separation Date”);

WHEREAS, the Parties seek a full and final resolution of all past, present and potential claims, controversies and disputes Employee may have concerning Employee’s employment or separation from IRIDEX, to the fullest extent permitted by law;

WHEREAS, the Parties hereby acknowledge, represent and warrant that the terms and conditions in this Agreement are fair, reasonable, adequate and in their mutual best interest; and,

WHEREAS, the Parties acknowledge that they are waiving significant legal rights or claims by signing this Agreement and that they voluntarily enter into this Agreement after being given the opportunity to consult with legal counsel, with a full and complete understanding of its terms and legal effect, and with the intent to be bound thereby.

AGREEMENT AND RELEASE

NOW, THEREFORE, in consideration of the foregoing Recitals, and in consideration for the covenants, terms and conditions set forth herein, each of which is material, and for other valuable consideration, the sufficiency of which is hereby acknowledged by each Party hereto, Employee and IRIDEX, and each of them, agree as follows:

1.
No Admission of Liability. The Parties hereby acknowledge and agree that this Agreement shall not be deemed to be or construed as an admission of any liability of wrongdoing of any kind whatsoever and that the Parties shall not hereafter assert that this Agreement, the fact of this Agreement, or any provision herein is an admission as to any wrongful conduct, liability, or as to the merits or lack of merit of any claim settled herein, or otherwise.
2.
Warranties and Agreements and Co-Operation In Consideration of Severance Terms.

(a) Mutual Non-disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of IRIDEX, and agrees to refrain from any tortious

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interference with the contracts and relationships of IRIDEX. IRIDEX agrees to use its reasonable best efforts to cause its officers and directors to refrain from any disparagement, defamation, libel, or slander of Employee for so long as such individuals are officers and directors of the Company. (b) Employee further agrees to immediately notify IRIDEX upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence of or terms of this Agreement. Employee agrees to furnish, within three (3) business days of receipt, a copy of such subpoena or legal discovery device to IRIDEX. Nothing in this Paragraph shall preclude Employee from testifying truthfully under oath pursuant to subpoena or otherwise, or from cooperating with any governmental, regulatory or self-regulatory body or agency with jurisdiction over the activities of IRIDEX.

(c) Employee further agrees that promptly following to the delivery by IRIDEX of all cash amounts payable to Employee hereunder, in any case, within five (5) business days, Employee will deliver documentation effecting his resignation from Employee’s position on the Company’s Board of Directors, and that such resignation is without disagreement. Such resignation shall be effective upon such delivery by Employee.

3.
Consideration. As consideration for this Agreement:

(a) Employee understands and agrees that through Employee’s employment with IRIDEX, Employee was given access to certain confidential, sensitive, or proprietary information about IRIDEX’s policies, procedures, operations and/or activities (“Confidential Information”). “Confidential Information” shall mean confidential sensitive, and/or proprietary information concerning the policies, procedures, tactical or operational methodologies, or strategies followed or used by IRIDEX in providing services or events, release of which could compromise the ability of IRIDEX to provide those services or events. Confidential Information may consist of oral communications, e-mails, written documents, plans or diagrams, audio or video recordings, photographs depicting confidential, sensitive, or proprietary information, or material in other media. Written materials that constitute or contain Confidential Information may, but need not necessarily, be marked “Confidential.” Employee understands and agrees that if this confidential, sensitive, and/or proprietary information is revealed, it could compromise the ability of IRIDEX to provide services or events or could compromise other employees’ confidential information. Employee agrees that Employee shall not disclose, give, display, post on the Internet, or otherwise communicate any Confidential Information to anyone other than IRIDEX personnel without the prior authorization, and/or as otherwise required by law. In consideration of the severance terms described in Paragraph 3(c), Employee warrants and agrees that Employee keep such Confidential Information confidential. Employee further specifically agrees that, unless required by law, or specifically authorized by IRIDEX in advance, Employee will not directly or indirectly use or disclose to others any information regarding IRIDEX’s past, present or future financial information or status, Confidential Information or trade secrets concerning IRIDEX’s business practices, activities, events, training, information about IRIDEX personnel, or any other information considered to be confidential by IRIDEX. IRIDEX’s Confidential Information remains confidential and Employee’s legal duty to keep IRIDEX’s Confidential Information confidential continues now that Employee’s employment at IRIDEX has come to an end.

(b) Employee warrants and represents that Employee has returned all Employer property, including but not limited to identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards,

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electronically stored documents or files, physical files, passwords for any Employer devices or accounts, and any other Employer property in Employee's possession. Employee further agrees that Employee will not access any of Employer’s information technology systems, hardware, software, or infrastructures.

(c) Employee will be provided with information regarding Employee’s right to continue Employee’s health insurance coverage pursuant to the Consolidated Omnibus Reconciliation Act (“COBRA”) and must make a timely election in order to continue such coverage. IRIDEX will pay Employee, promptly following the expiration of the seven (7) day period provided by Section 6(b) hereof, the lump sum amount of $20,000, which is approximately equivalent to 12 months of Executive’s estimated COBRA premiums. Iridex will report the payment on a Form 1099, and Employee agrees that he shall be responsible for any and all taxes, levies or amounts as set forth in Section 3(d), below.

(d) Employee has, from time to time been granted Incentive Stock Options, Restricted Stock Units, and Performance Stock Units (together, the “Incentive Equity Grants”) pursuant to the Company’s Amended and Restated 2008 Equity Incentive Plan (“Equity Plan”) or otherwise. With respect to such Incentive Equity Grants, the Parties agree as follows.

(i) Pursuant to the applicable grant documents, the Equity Plan and the discretion afforded the Equity Plan Administrator thereunder, the Company shall cause 100% of the remaining 19,913 unvested Restricted Stock Unit Award shares and 100% of the unvested options to purchase 40,431 of the Company’s common stock, each granted on October 27, 2022, to accelerate and fully vest as of the Effective Date.

(ii) The option grants dated May 21, 2019, relating to 300,000 shares, and August 5, 2021, relating to 81,740 shares, of the Company’s common stock are hereby cancelled and the Company will return the options to the Equity Plan as of the date of this Agreement.

(iii) The last day Employee may exercise any of his vested options to purchase the Company’s common stock will be extended to the date that is twelve months following the Separation Date. Employee will not engage in any open market transactions involving or relating to the accelerated vesting Incentive Equity Grants during the period ending on the date which is 180 days following Employee’s Separation Date.

(iv) Except as specifically provided above, all Incentive Equity Grants shall remain subject to the applicable grant agreements and the terms of the Equity Plan.

(e) Employee understands and agrees that the Consideration described in this Paragraph 3 shall constitute the entire amount of monetary consideration provided to Employee under this Agreement and that, except as provided immediately below in this Section 3(e), Employee shall not seek any further compensation for any other claimed damage, costs or attorneys’ fees in connection with the matters encompassed or released in this Agreement. Employee further acknowledges that the Parties have agreed that IRIDIX will pay to Employee all

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amounts due and payable to Employee relating to IRIDEX’s Executive MBO Program for fiscal year 2024 within five (5) business days following public release of IRIDEX’s financial results for the third quarter of fiscal year 2024, and Employee agrees, that once such payment has been delivered, Employee will have received all wages, salary, bonuses, monies and compensation of any type due to Employee from IRIDEX except for the amounts set forth in this Paragraph 3.

(f) Employee acknowledges and agrees that neither IRIDEX nor any of its representatives have made any representations, warranties, or promises of any kind, regarding the tax consequences of any amounts received by Employee pursuant to this Agreement. Employee agrees to pay all federal and state taxes of every type which Employee is required to pay by law with respect to this Agreement. Employee agrees to hold IRIDEX completely harmless for same and to indemnify IRIDEX for any charges incurred because of Employee’s failure timely and/or fully to meet Employee’s tax obligations hereunder.

4.
Release of All Claims by Employee. Employee understands and knowingly agrees to the following Release of All Claims:

(a) Employee, on Employee’s own behalf, and on behalf of Employee’s respective heirs, family members, executors, and assigns, without limitation hereby irrevocably and unconditionally releases and forever discharges IRIDEX, its employees, founders, investors, shareholders, partners, limited partners, administrators, officers, directors, representatives, attorneys, divisions, parents, subsidiaries, affiliates, predecessors, successors, agents, insurers, and all persons acting by, through, under, or in concert with any of them, and Insperity, including its current and former parent companies, subsidiaries, and other affiliated companies as well as any of their current and former insurers, directors, officers, agents, shareholders, and employees, (“Releasees”), from any and all charges, complaints, claims, causes of action, debts, sums of money, controversies, agreements, promises, damages and liabilities of any kind or nature whatsoever, both at law and equity, known or unknown, suspected or unsuspected arising from conduct occurring on or before the date of this Agreement, including without limitation any claims incidental to or arising out of Employee’s employment relationship with IRIDEX and Insperity, to the full extent of the law (“Release”). Employee further understands that through this Release, Employee is releasing any claim Employee may have for damages, whether brought by Employee or on Employee’s behalf by any other party, governmental agency or otherwise, and further agrees not to institute any claim for damages through any further administrative or legal proceedings against IRIDEX or any Releasee. Employee further understands that Employee is waiving and releasing any and all rights to monetary damages or other legal relief awarded by any governmental agency related to any charge or other claim arising out of or occurring on or before the date of this Agreement.

(b) Employee accepts the amount to which Employee is entitled by virtue of this Agreement as final settlement of accounts between the Parties and warrants that, subject to performance of this Agreement, IRIDEX and the Releasees shall have no further obligations vis-à-vis Employee.

(c) Employee understands this Release includes without limitation all actions, claims and grievances, whether actual or potential, known or unknown, related, incidental to or arising out of Employee’s employment relationship with IRIDEX, based on facts occurring prior to the date Employee executes this Agreement. All such claims, including related attorney’s fees

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and costs, are forever barred by this Agreement without regard to whether those claims are based on any alleged breach of a duty arising by statute, in contract or tort; any alleged unlawful act, any other claim or cause of action; and regardless of the forum in which it might be brought. Employee expressly waives the right to invoke any factual or legal error or any omission whatsoever pertaining to the existence and extent of Employee’s rights.

(d) This Release specifically extends to, without limitation, any and all claims for: (i) breach of contract; (ii) breach of the covenant of good faith and fair dealing, both express and implied; (iii) discrimination, harassment, retaliation and/or failure to take preventative steps to prevent such conduct, in violation of local, state or federal law; (iv) constructive discharge; (v) wrongful termination and (including wrongful termination in violation of public policy); (vi) negligent or intentional infliction of emotional distress; (vii) negligent or intentional interference with contract or prospective economic advantage; (viii) conversion; (ix) personal injury, assault, battery or false imprisonment; (x) damages, injunctive relief and/or declaratory relief arising as the result of any other tort, contract, common law or equitable claim; (xi) violation of any section of (a) any state or Federal Constitution, including the right to privacy; (f) Title VII of the Civil Rights Act of 1964, as amended, and any similar state or local laws, regulations, or ordinances similar to Title VII, such as laws, regulations, or ordinances prohibiting discrimination, harassment, and retaliation; (g) Sections 502(a)(2) or 502(a)(3) of ERISA, 29 U.S.C. Sections 1132(a)(2) or 1132(a)(3); (h) the Worker Adjustment and Retraining Notification Act and any similar local or state laws, regulations, or ordinances; (i) the Age Discrimination in Employment Act of 1967, as amended, and any similar local or state laws, regulations, or ordinances; (j) the Civil Rights Act of 1991 and any similar local or state laws, regulations, or ordinances; (k) Sections 1981 through 1988 of Title 42 of the United States Code and any similar local or state laws, regulations, or ordinances; (l) the Immigration Reform Control Act, as amended; (m) the Americans with Disabilities Act of 1990, as amended and any similar local or state laws, regulations, or ordinances; (n) the Family and Medical Leave Act of 1993; (o) the National Labor Relations Act, as amended, and any similar local or state laws, regulations, or ordinances; (p) the Fair Labor Standards Act, as amended, and any similar local or state laws, regulations, or ordinances; or (q) any other federal, state or local law, regulation or ordinance, or any public policy, tort, contract or other common law; (xii) unpaid wages, unpaid overtime wages, or other compensation or benefits arising out of Employee’s employment with any Releasee; (xiii) negligent or intentional misrepresentation, defamation, slander and/or libel; (xiv) damages of any nature, past, present or future, including compensatory, general, special or punitive; (xv) injunctive and/or declaratory relief and (xvi) costs, fees, sanctions or other expenses, including attorneys’ fees, incurred regarding any of these claims.

(e) The term of this Agreement and the release herein do not extend to: (1) claims based on obligations created by or reaffirmed in this Agreement; (2) rights or claims that may arise after the date Employee executes this Agreement; (3) any accrued and vested rights under any applicable ERISA-covered or 401(k) employee benefit plan provided by IRIDEX to Employee; (4) any workers’ compensation claims or unemployment insurance claims; and (5) any other claims which the controlling law clearly states may not be released by settlement. Nothing in this Agreement (including but not limited to the release of claims, promise not to sue, and confidentiality, cooperation, non-disparagement, and return of property provisions and any other limiting provisions) (a) limits or affects Employee’s right to challenge the validity of this Agreement under the ADEA or the OWBPA or (b) prevents Employee from filing a charge or

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complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), the Securities and Exchange Commission (“SEC”), or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, or (c) prevents Employee exercising Employee’s rights under Section 7 of the National Labor Relations Act to engage in protected, concerted activity with other employees, although by signing this Agreement Employee is waiving Employee’s right to recover any individual relief (including but not limited to back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Employee or on Employee’s behalf by any third party, except for any right Employee may have to receive a payment from a government agency (and not the Company) for information provided to the government agency.

5.
No Pending Claims And Covenant Not To Sue. Employee represents and warrants that Employee has not filed any other complaint, claims or actions against IRIDEX, Insperity, or any of their respective employees, founders, investors, shareholders, partners, limited partners, administrators, officers, directors, representatives, attorneys, divisions, parents, subsidiaries, affiliates, predecessors, successors, agents, insurers and/or assigns with any other state, federal or local agency or in any court, or any other tribunal. Further, except as may be necessary to enforce the terms of this Agreement, Employee warrants that at no time in the future will Employee sue, bring, or join in any type of claim, adversary action, proceeding, or investigation against any of the Releasees for or concerning any claim or action. Employee understands that as a result of Employee’s entry into this Agreement, Employee cannot obtain any monetary relief or recovery from any such charge, investigation or agency proceeding, including costs and attorney’s fees. Should Employee violate this provision, Employee shall be liable to IRIDEX for its reasonable attorney’s fees and other litigation costs and expenses incurred in defending such an action.
6.
Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f). Employee, by this Agreement, is advised to consult an attorney before executing this Agreement.

(a) Acknowledgments/Time to Consider. Employee acknowledges and agrees:

(i) Employee has read and understands the terms of this Agreement;

(ii) Employee has been advised in writing to consult with an attorney before executing this Agreement;

(iii) Employee has obtained and considered such legal counsel as Employee deems necessary;

(iv) Employee has been given at least 45 days from the date Employee received this Release and any attached information to consider the terms of this Release before signing it (the “Consideration Period”) (although Employee may voluntarily choose to sign this Release prior to the expiration of the Consideration Period, and if Employee so elects, Employee represents Employee knowingly and voluntarily waives the remainder of the Consideration Period);

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(v) by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily; and

(vi) the Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the 45-day period. If Employee does not sign this Agreement on or before the expiration of the Consideration Period, the Company will consider the offer this Agreement to be withdrawn.

(b) Revocation/Effective Date. Employee may revoke Employee’s acceptance of this Agreement within seven (7) days after the date Employee signs it. Employee's revocation must be in writing and received by Mary Dy, Sr. Director, Human Resources, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043; telephone number: 650-605-8744; facsimile number: 650-940-4710; email: mdy@iridex.com. by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee's acceptance of this Agreement shall become binding and enforceable on the eighth day after Employee signs the Agreement (“Effective Date”). The Separation Package shall become due and payable in accordance with Paragraph 3, provided this Agreement has not been revoked.

(c) Employee has carefully read and fully understands all of the provisions of this Agreement, which is written in a manner that Employee clearly understands.

(d) The Consideration provided for in this Agreement and the provisions of this Paragraph 6 are in addition to that to which Employee is already entitled and will receive upon Employee’s termination from IRIDEX.

(e) Employee knowingly and voluntarily agrees to all of the terms in this Agreement and intends to be legally bound by this Agreement.

(f) Preserved Rights of Employee. This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

7.
No Assignment of Claims. Employee represents that Employee has not made, and will not make, any assignment of any claim, cause or right of claim, or any right of any kind whatsoever, embodied in any of the charges and obligations that are released herein, and that no other person or entity of any kind, other than Employee, had or has any interest in any claims that are released herein. Employee agrees to indemnify and hold harmless IRIDEX from any and all claims, demands, expenses, costs, attorney’s fees, and causes of action asserted by any person or entity due to a violation of this non-assignment provision.
8.
Successors and Assigns. This Agreement shall be binding upon the Parties and upon their heirs, administrators, representatives, executors, founders, owners, divisions, parents, subsidiaries, affiliates, partners, limited partners, insurers, successors and assigns, and shall inure to the benefit of said Parties and each of them and to their heirs, administrators,

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representatives, executors, owners, former owners, divisions, parents, subsidiaries, parents’ subsidiaries, affiliates, partners, limited partners, successors, insurers and assigns.
9.
Fees and Costs. The Parties agree that, except as provided below, each side shall bear its own attorney’s fees and costs incurred in connection with the negotiation of this Agreement. The Company will pay Employee, promptly following the expiration of the seven (7) day period provided by Section 6(b) hereof, an amount equal to $25,000 to cover costs associated with his separation from IRIDEX
10.
Advice of Counsel. In executing this Agreement, Employee acknowledges that Employee has had the opportunity to consult with, and be advised by, independent lawyers of Employee’s choice, and that Employee has executed this Agreement voluntarily after independent investigation, and without fraud, duress, or undue influence.
11.
Mediation, Followed by Arbitration of Disputes. The Parties agree that any dispute arising under this Agreement will be submitted to mediation before JAMS, and/or other comparable alternative dispute resolution service, as soon as practicable following written notice of the existence and nature of the dispute. Should mediation fail to resolve all disputes between the Parties, the Parties agree to submit any remaining disputes to final and binding arbitration. The arbitration will be held in San Jose, California, or the JAMS office closest to the location at which Employee previously performed most of Employee’s duties, and will be subject to the Federal Arbitration Act, and conducted under the JAMS rules for the resolution of employment disputes. The arbitration shall be scheduled and heard at the earliest practical time for the Parties.
12.
Entire Agreement and Modification. The Parties hereby represent and acknowledge that in executing this Agreement they do not rely upon and have not relied upon any representation or statement made by any other Party or by any other Party’s agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement sets forth the entire agreement between the Parties hereto and fully supersedes any and all prior agreements and understandings, written or oral, between the Parties hereto pertaining to the subject matter hereof. This Agreement may only be amended or modified by a writing signed by the Parties hereto. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated.
13.
Severability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be effected thereby and said illegal, unenforceable, or invalid term, part or provision shall be deemed not to be a part of this Agreement.
14.
Interpretation and Governing Law. Employee has reviewed this Agreement, and has had a full opportunity to negotiate its contents. Employee expressly waives any common law or statutory rule of construction that ambiguities are to be construed against the drafter of the Agreement, and agrees that this Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto. This Agreement is made and shall be enforced as provided under the laws of the State of California.

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15.
Execution, Counterparts, Headings and Defined Terms. This Agreement may be executed in as many counterparts as may be necessary or convenient and by the different Parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, and all such counterparts shall constitute one and the same instrument. The headings to paragraphs of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement. Unless expressly stated to the contrary, all references to “days” in the Agreement mean calendar days.
16.
Original Agreement to IRIDEX. Employee shall place Employee’s initials on the lower right‑hand corner of each page and sign and date this Agreement at its end. The original of the Agreement so executed by Employee shall be sent to: Human Resources, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.

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BY AFFIXING HIS/HER SIGNATURE BELOW, EACH OF THE PERSONS SIGNING THIS AGREEMENT REPRESENTS THAT S/HE HAS READ AND UNDERSTANDS THIS AGREEMENT, THAT S/HE IS AUTHORIZED TO SIGN THIS AGREEMENT, AND THAT THE PARTY ON BEHALF OF WHOM S/HE SIGNS THIS AGREEMENT AGREES TO BE BOUND BY ITS TERMS.

Date: /s/ David I. Bruce

David I. Bruce

On behalf of IRIDEX CORPORATION.

Date: /s/ Mary Dy

Mary Dy

Sr. Director, Human Resources

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